UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 29, 2017

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(713) 963-9522

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 (§230.405 of this chapter) of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.      Entry into a Material Definitive Agreement.

On September 29, 2017, GulfMark Offshore, Inc. (“GulfMark” or the “Company”) and GulfMark Rederi AS, a wholly-owned subsidiary of the Company (“Rederi”), entered into a commitment letter with DNB Markets, Inc. (“DNB Markets”), DNB Capital LLC (together with DNB Markets, “DNB”) and Hayfin DLF II Luxco 2 S.à.r.l. (together with any related funds, collectively, “Hayfin”, and together with DNB, the “Exit Facility Lenders”) regarding the terms of the provision of certain credit facilities (the “Commitment Letter”) in connection with the confirmation of the Company’s proposed plan of reorganization filed in connection with its chapter 11 case pending in the United States Bankruptcy Court for the District of Delaware (the “Court”). Pursuant to the Commitment Letter, including the term sheet attached thereto, DNB would, subject to the terms and provisions thereof, provide a 5-year multi-currency senior secured revolving credit facility in an aggregate principal amount of $25,000,000 and Hayfin would provide a 5-year senior secured term loan facility in an aggregate principal amount of $100,000,000. The Commitment Letter has been approved by certain consenting noteholders party to the Restructuring Support Agreement with the Company, dated as of May 15, 2017, as amended (the “Consenting Noteholders”), subject to final documentation.

Further, to the extent consummated, Rederi will be required to pay, on the effective date of such credit facilities, certain arrangement, upfront, ticking and other closing fees in an aggregate amount of approximately $5,000,000 pursuant to the terms of the fee arrangements agreed to between Rederi and the Exit Facility Lenders, in addition to certain previously paid work fees. In the event that the Commitment Letter is terminated without the Company borrowing thereunder, the Exit Facility Lenders will be entitled to an aggregate termination fee equal to $1,875,000 (plus accrued ticking fees), payable on the date that the Company emerges from bankruptcy (in accordance with the terms set forth in the Commitment Letter). The Exit Facility Lenders’ obligations under the Commitment Letter are subject to certain customary conditions. There can be no assurances that the exit financing will be completed pursuant to the terms of the Commitment Letter, that the Court will enter an order permitting the Company as a debtor to become a party to the exit facilities’ documentation as contemplated by the Commitment Letter, or that the final documentation in connection with the exit financing will be approved by the Consenting Noteholders.

A copy of the Commitment Letter is filed as Exhibit 10.1 hereto and incorporated herein by reference. The above description of the Commitment Letter is qualified in its entirety by the full text of such exhibit.

Item 7.01.      Regulation FD Disclosure.

As a condition to closing the exit financing, the Company obtained appraisals from two independent appraisal firms for 26 vessels that will serve as collateral vessels and 14 vessels that are approved additional collateral vessels as defined in the term sheet attached to the Commitment Letter. As of August 31, 2017, the 26 collateral vessels and 14 approved additional collateral vessels were appraised (based on the average of the two appraisals) at approximately $371.9 million and $109.0 million, respectively. The remaining 26 vessels in the fleet were not appraised at such time, but were previously appraised at approximately $153.3 million (based on the average of two appraisals) as of June 30, 2017. In connection with its emergence from bankruptcy protection, the Company will be required to adopt fresh-start accounting as of the date the Company emerges from bankruptcy. These appraisals of the vessels were based on a methodology using adjusted market values, in contrast to fresh-start valuation, which is based on enterprise value as of the date the Company emerges from bankruptcy and is heavily weighted to give effect to current depressed market conditions. When the reorganized Company adopts fresh-start accounting, its assets and liabilities will be recorded at their fair value as of the fresh-start reporting date. The fair value of the Company’s assets and liabilities as of that date is likely to differ materially from the appraised values of its vessels furnished in this report. Although the Company has not completed its fresh-start accounting procedures and is unable to confirm the impact that fresh-start accounting may have on its financial condition and results of operations, as of the date of this report the Company expects the fresh-start valuations of these vessels in the aggregate to be materially less than the appraised values furnished in this report. Consequently, the appraised values of the Company’s vessels furnished in this report may not be reliable indicators of its financial condition for any period after it adopts fresh-start accounting.

On September 11, 2017, GulfMark provided supplemental information regarding the exit financing to certain Consenting Noteholders. A copy of such presentation is furnished as Exhibit 99.1 to this report. The Company provided the financial forecasts (collectively, the “projections”) and other information furnished in Exhibit 99.1 hereto to such Consenting Noteholders on a confidential basis. The Company and such Consenting Noteholders are parties to confidentiality agreements and the disclosure herein is being made in accordance with the terms of such confidentiality agreements. The projections and other information are included herein only because they were provided to such Consenting Noteholders. The projections and other information furnished in Exhibit 99.1 were not prepared with a view toward public disclosure or compliance with the published rules or guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The projections were prepared for internal use, capital budgeting and other management decisions and are subjective in many respects. The projections reflect numerous assumptions made by management of the Company with respect to financial condition, business and industry performance, general economic, market and financial conditions, and other matters, all of which are difficult to predict, and many of which are beyond the Company’s control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove to be accurate. It is expected that there will be differences between actual and projected results, and the differences may be material, including due to the occurrence of unforeseen events occurring subsequent to the preparation of the projections. The inclusion of the projections herein should not be regarded as an indication that the Company or its affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of the Company or its affiliates compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and other information furnished herein, including Exhibit 99.1, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain or be identified by the words “believe,” “expect,” “expected to be,” “anticipate,” “plan,” “intend,” “foresee,” “forecast,” “continue,” “can,” “will,” “will continue,” “may,” “should,” “would,” “could” or other similar expressions that are intended to identify forward-looking statements. In addition, any statement concerning future financial performance, ongoing business strategies or prospects and approval of the exit financing by the Court or the Consenting Noteholders are also forward-looking statements as so defined. These forward-looking statements are based on GulfMark’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements were reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. In addition, there can be no assurance that GulfMark has accurately identified and properly weighed all of the factors that affect market conditions and demand for its vessels, that the information upon which GulfMark has relied is accurate or complete, that its analysis of the market and demand for its vessels is correct or that the strategy based on such analysis will be successful. Statements made or furnished in this report that contain forward-looking statements may include information concerning future financing, the Company’s future financial condition, future cash flows and differences between actual and projected results. These types of statements are based on current expectations about future events and inherently are subject to certain significant risks, uncertainties and assumptions, many of which are beyond GulfMark’s control, which could cause actual results to differ materially from those expected, projected or expressed in forward-looking statements. It should be understood that it is not possible to predict or identify all risks, uncertainties and assumptions. These risks, uncertainties and assumptions include, among others, risks of insufficient access to sources of liquidity; operational risk; the price of oil and gas and its effect on offshore drilling, vessel utilization and day rates; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; and other material factors that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including GulfMark’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements. These forward-looking statements should not be regarded as representations that the projected or anticipated outcomes can or will be achieved. Forward-looking statements included in this report are based only on information currently available to GulfMark and speak only as of the date of this report or, if earlier, the date they were made. GulfMark expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, whether as a result of new information, future events or otherwise.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits.

Exhibit number	Description

10.1	Commitment Letter, dated September 29, 2017, by and among GulfMark, Rederi and the Exit Facility Lenders

99.1	Exit Financing Update Presentation, dated September 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, GulfMark has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2017	GULFMARK OFFSHORE, INC.

By: /s/ James M. Mitchell James M. Mitchell Executive Vice President & Chief Financial Officer